Exhibit 10.13

FIRST AMENDMENT

TO THE

BIOMEDICAL RESEARCH AND TECHNOLOGY TRANSFER

SUBCONTRACTOR AGREEMENT BETWEEN

THE CLEVELAND CLINIC FOUNDATION

AND

ATRICURE, INC.

This First Amendment (the “Amendment”), effective as of December 1, 2008, is between The Cleveland Clinic Foundation (“CCF”) and AtriCure, Inc. (“Subcontractor”).

WITNESSETH:

WHEREAS, this Amendment amends and supplements the Biomedical Research and Technology Transfer Subcontractor Agreement dated the 1st day of June, 2006 (the “Agreement”) between Subcontractor and CCF;

NOW THEREFORE, in consideration of the promises herein contained and for other good and valuable consideration, the parties hereto agree to amend the Agreement as follows:

1. Article 2 is amended to read as follows:

ARTICLE 2. PERIOD OF PERFORMANCE

“The effective period of this AGREEMENT shall commence June 6, 2005 and, subject to Article 19 of this AGREEMENT, terminate December 31, 2009, unless otherwise provided for by modification of this AGREEMENT, which shall be in writing and signed by all parties to this AGREEMENT.”

2. Except as modified by this Amendment, the terms and conditions of the Agreement remain in full force and effect. All capitalized words not defined herein shall have the meaning set forth in the Agreement. In the event of any conflict between this Amendment and the Agreement, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereby execute this Amendment through their authorized representatives.

ATRICURE, INC.		THE CLEVELAND CLINIC FOUNDATION

By:	/s/ Julie A. Piton	By:	/s/ Jacqueline Whatley

Printed Name:	Julie A. Piton	Printed Name:	Jacqueline Whatley

Title:	Vice President of Finance and Administration and Chief Financial Officer	Title:	Senior Director, Office of Sponsored Research and Projects